                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                     PROXY STATEMENT PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the registrant                      [ ] Preliminary proxy statement
[ ] Filed by a party other than the registrant   [X] Definitive proxy statement
                                                 [ ] Definitive additional materials
                                                 [ ] Soliciting material pursuant to
                                                     Rule 14-a 11(c) or Rule 14a-12



                           SIRROM CAPITAL CORPORATION
                (Name of Registrant as Specified in its Charter)
  ----------------------------------------------------------------------------

                           SIRROM CAPITAL CORPORATION
                   (Name of Person(s) filing Proxy Statement)
  ----------------------------------------------------------------------------


    Payment of Filing Fee (Check the appropriate box):

    [ ] Fee computed on table below per Exchange Act Rule 14a-6(i)(3) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         (2)    Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value or transaction computed pursuant to Exchange Act Rule 0-11;

         (4)    Proposed maximum aggregate value of transaction:

         (5)    Total Fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

         (1)    Amount previously paid:

         (2)    Form, schedule or registration statement no.:

         (3)    Filing party:

         (4)    Date filed:

                           SIRROM CAPITAL CORPORATION
                          500 Church Street, Suite 200
                           Nashville, Tennessee 37219


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 4, 1997



To the Shareholders:

     As a shareholder of Sirrom Capital Corporation (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of the Company to be held at The Hermitage Suite Hotel, 231 6th Avenue, Nashville, Tennessee, on Friday, April 4, 1997, at 8:00 a.m., for the following purposes:

     1. To elect ten directors of the Company to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

     2. To approve the adoption of an amendment to the Company's 1996 Incentive Stock Option Plan increasing the number of shares available for grant thereunder;

     3. To ratify the selection of Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 1997; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on February 14, 1997, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting.

     You are cordially invited to attend the meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a shareholder any time prior to its use as specified in the enclosed proxy statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS,


                                          Maria-Lisa Caldwell
                                          Secretary
March 5, 1997

                           SIRROM CAPITAL CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 4, 1997
                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

                        DATE, TIME, PLACE AND PURPOSES OF
                                 ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sirrom Capital Corporation (the "Company") for use at the Company's 1997 Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 4, 1997, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, or at any adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company's Annual Report to Shareholders for the year ended December 31, 1996, are first being sent to shareholders on or about March 5, 1997. The Company's principal executive offices are located at 500 Church Street, Suite 200, Nashville, Tennessee 37219.

                        INFORMATION CONCERNING THE PROXY

     The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the ten director nominees, FOR the approval of the adoption of the amendment to the Company's 1996 Incentive Stock Option Plan (the "1996 Employee Plan") increasing the number of shares available for grant thereunder, and FOR the ratification of Arthur Andersen LLP as the independent accountants of the Company. Any shareholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

     The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies on the enclosed form confer upon the persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

     The cost of soliciting proxies on the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telecopy. Upon request, the Company will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Common Stock.

     The record of shareholders entitled to vote at the Annual Meeting was taken at the close of business on February 14, 1997 (the "Record Date"), and on such date the Company had issued and outstanding 15,038,813 shares of Common Stock, no par value per share (the "Common Stock"). Only holders of the Common Stock on the Record Date are entitled to vote at the Annual Meeting and such holders will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.


                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth, as of February 14, 1997, the beneficial ownership of each current director, each nominee for director, each of the executive officers named in the Compensation Table (the "Compensated Persons"), the executive officers and directors as a group, and each shareholder known to management of the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power.

              NAME AND ADDRESS                  Amount and Nature of
             OF BENEFICIAL OWNER                Beneficial Ownership       Percent of Class (1)
---------------------------------------------  ----------------------      --------------------
E. Townes Duncan                                   12,200(2)                         *
Comptronix Corporation
Three Maryland Farms, Suite 140
Brentwood, TN 37027

William D. Eberle                                  13,500(2)                         *
1 Cranberry Hill
Lexington, MA 02173

H. Hiter Harris, III                              336,479                          2.2%
Harris Williams & Co.
1313 E. Main Street
Suite 300
Richmond, VA 23219

Edward J. Mathias                                  79,330(2)(3)                      *
The Carlyle Group
1001 Pennsylvania Avenue, NW
Suite 220 S
Washington, DC 20004

Robert A. McCabe, Jr.                              12,104(2)                         *
First American Trust Company
800 First American Center
Nashville, TN 37238

George M. Miller, II                              680,281(4)                       4.4
500 Church Street
Suite 200
Nashville, TN 37219

John A. Morris, Jr., M.D.                       2,393,204(5)                      15.9
243 Medical Center South
2100 Pierce Avenue
Nashville, TN 37212

Pilgrim Baxter & Associates, Ltd.               1,033,600(6)                       6.8
11255 Drummers Lane, Suite 300
Wayne, PA 19087

Raymond H. Pirtle, Jr.                             34,903(7)                         *
Equitable Securities
900 Nashville City Center
Nashville, TN 37219

David M. Resha                                    115,000(8)                         *
1614 Stop Thirty Road
Hendersonville, TN 37075

              NAME AND ADDRESS                  Amount and Nature of
             OF BENEFICIAL OWNER                Beneficial Ownership       Percent of Class (1)
---------------------------------------------  ----------------------      --------------------
Carl W. Stratton                                   75,000(9)                         *
3331 Golf Club Lane
Nashville, TN 37215

Keith M. Thompson                                     ---                          ---
Republic Automotive Parts
500 Wilson Pike Circle, Suite 115
Brentwood, TN 37027

Christopher H. Williams                           333,979                          2.2%
Harris Williams & Co.
1313 E. Main Street
Suite 300
Richmond, VA 23219

L. Edward Wilson                                   62,964(7) (10)                    *
SRF, Inc.
500 Church Street
Suite 200
Nashville, TN 37219

Sirrom Partners, L.P.                           2,035,148                         13.5
500 Church Street
Suite 200
Nashville, TN 37219

Executive officers and directors, as a          3,848,944(11)                     24.4
group (12 persons)

------------------------

*  Less than one percent.
(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock subject to options held by directors and executive officers of the Company that are exercisable within 60 days of February 14, 1996, are deemed outstanding for the purposes of computing such director's or executive officer's beneficial ownership and the beneficial ownership of all executive officers and directors as a group.
(2) Includes 12,000 shares issuable pursuant to a stock option that vests on April 18, 1997.
(3) Includes 33,165 shares owned by Mr. Mathias' spouse and 1,000 shares owned by his daughter.
(4) Includes 488,047 shares issuable pursuant to certain stock options granted to Mr. Miller . The option for the purchase of 150,000 shares becomes exercisable as to 25% of the shares on August 1, 1997, as to an additional 25% of the shares on August 1, 1998 and as to the remaining 50% of the shares on August 1, 1999. The option for the purchase of 56,966 shares vests as to 20% of the shares on December 15, 1996 and each December 15th thereafter. The remaining option for the purchase of 56,966 shares vests as to 20% of the shares on February 1, 1997 and each February 1st thereafter. The option for 224,115 shares vests as to 20% of the shares on October 1, 1997 and each October 1st thereafter. This number also includes 95,415 shares held by three trusts established for the benefit of Mr. Miller's children. Mr. Miller's spouse is the trustee of these trusts.
(5) Includes 2,035,148 shares owned by Sirrom Partners, L.P., a limited partnership owned by Dr. Morris and his family, and 358,056 shares owned by Sirrom, Ltd., a limited partnership whose general partner is All Scarlet, Inc., a corporation owned 50% by Dr. Morris and 50% by Alfred H. Morris, the brother of Dr. Morris. Dr. Morris has shared voting power and shared investment power with respect to all of these shares.
(6) Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter"), an investment advisor, has sole dispositive power and shared voting power with respect to such shares. The information included herein is based upon a Schedule 13G filed by Pilgrim Baxter with the Securities and Exchange Commission.
(7) Includes 18,000 shares issuable pursuant to an option that vests on April 18, 1997.

(8) Represents 115,000 shares issuable pursuant to an option granted to Mr. Resha that is vested as to 15,000 shares and that vests as to 25,000 shares each year beginning July 5, 1997.
(9) Represents 75,000 shares issuable pursuant to two options granted to Mr. Stratton that vest as to 20% of the shares each year beginning April 8, 1997.
(10) Includes 37,664 shares owned by the L.E. and Mary Lou Wilson Revocable Living Trust, of which Mr. Wilson is a trustee, and 800 shares owned by Mr. Wilson's wife. This amount does not include 4,200 shares owned by the Estate of L.E. Wilson, Sr., of which Mr. Wilson is the attorney-in-fact, and Mr. Wilson disclaims beneficial ownership of such shares.
(11) Includes the shares issuable pursuant to the options described in footnotes
     (2), (4), (7), (8) and (9).

                        PROPOSAL 1: ELECTION OF DIRECTORS

     The Company's directors are elected at each annual meeting of shareholders. Prior to the approval of an increase in the size of the Board of Directors to ten members on February 28, 1997, the size of the Board of Directors was set at eight members. At the Annual Meeting, shareholders will elect ten directors, constituting the entire membership of the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. The nominees for election as directors at the Annual Meeting set forth in the table below are all incumbent directors, except for Christopher H. Williams and Keith M. Thompson. Each of the nominees has consented to serve as a director if elected. In the event that any of the nominees for director should before the Annual Meeting become unable to serve if elected, it is intended that shares represented by proxies which are executed and returned will be voted for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxies. To the best of the Company's knowledge, all the nominees will be available to serve, and, therefore, at this time there are no substitute nominees under consideration.

     A shareholder using the enclosed form of proxy can vote for or withhold his or her vote from any or all of the nominees. The election of directors requires the vote of a plurality of the Company's Common Stock. If the proxy card is properly executed but unmarked, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below.

     Certain information, as of February 14, 1997, with respect to each of the ten nominees for election at the Annual Meeting is set forth below.

   NAME AND YEAR FIRST
    ELECTED DIRECTOR                                     BACKGROUND INFORMATION
---------------------------    -------------------------------------------------------------------------------------
John A. Morris, Jr.*           Dr. Morris, 50, is Chairman of the Board and co-founded the Company in August
       1991                    1991.  Dr. Morris currently holds appointments of Professor of Surgery and
                               Director of the Division of Trauma and Surgical Critical Care at the Vanderbilt
                               University School of Medicine, Medical Director of the LifeFlight Air Ambulance
                               Program at Vanderbilt University Hospital, and Associate in the Department of Health
                               Policy and Management at the Johns Hopkins University.

George M. Miller, II*          Mr. Miller, 37, is President and Chief Executive Officer and co-founded the
       1991                    Company in August 1991.  Prior to August 1991, Mr. Miller worked for two years as a vice president in the Investment Banking Group of Equitable Securities
                               Corporation ("Equitable"). From 1987 to 1989, Mr. Miller worked as an associate in the Corporate Finance department of J.C. Bradford & Co. Prior to that time, Mr.
                               Miller spent four and one-half years on active duty in the United States Marine
                               Corps. Mr. Miller holds a Master of Business Administration from the University of North Carolina - Chapel Hill and a Bachelor of Science degree from the
                               University of Tennessee.

E. Townes Duncan               Mr. Duncan, 43, has been the President of Solidus, LLC, a private investment
       1994                    firm, since January 1, 1997.  Sirrom Partners, L.P., a limited partnership owned by
                               Dr. Morris and his family, is the principal investor in Solidus, LLC.  Mr. Duncan is also a director of Comptronix Corporation, a provider of electronics contract manufacturing services, since April 1988, and has served as its Chairman of the
                               Board and Chief Executive Officer since November 1993.  Comptronix Corporation filed a petition for Chapter 11 protection on August 9, 1996.  Mr. Duncan was a
                               Vice-President of Massey Burch Investment Group, Inc., a Nashville venture capital firm, from 1985 to November 1993.  Mr. Duncan is also a director of J. Alexander's Corporation, an owner and operator of restaurants in eight states.

   NAME AND YEAR FIRST
    ELECTED DIRECTOR                                     BACKGROUND INFORMATION
---------------------------    -------------------------------------------------------------------------------------
William D. Eberle              Mr. Eberle, 73, is chairman of Manchester Associates, Ltd., a venture capital and
       1994                    international consulting firm, and is Of Counsel to the law firm of Kaye, Scholer,
                               Fierman, Hays & Handler.  Mr. Eberle is also Chairman of America Service
                               Group, Inc., a health care services company, and is a director of Ampco-Pittsburgh
                               Corp., a steel fabrication equipment company, Barry's Jewelry, a retail jewelry chain, Fiberboard Corporation, a timber manufacturer, Mitchell Energy and
                               Development, a gas and oil company, and Mid-States PLC , an auto parts distributor headquartered in Nashville.  Mr. Eberle is also the Vice Chairman of the U.S. Council of the International Chamber of Commerce.

Edward J. Mathias              Mr. Mathias, 55, has been a managing director of The Carlyle Group, a
       1994                    Washington, D.C. based private merchant bank, since 1994.  Mr. Mathias served as a managing director of T. Rowe Price Associates, Inc., an investment management firm, from 1971 to 1993.  Mr. Mathias is also a director of U.S.
                               Office Products, a supplier of office products, and PathoGenesis Corporation, a biotechnology  company.

Robert A. McCabe, Jr.          Mr. McCabe, 46, has been the Vice Chairman of First American Corporation, a
       1994                    bank holding company headquartered in Nashville, since 1993 and the President of First American Enterprises, a division of First American Corporation, since
                               1994.  Prior to that time, Mr. McCabe served as President of the General Bank and First American National Bank, a subsidiary of First American Corporation.
                               Mr. McCabe is also a director of First American Corporation.

Raymond H. Pirtle, Jr.*        Mr. Pirtle, 55, is a managing director and a member of the Board of Directors of
       1991                    Equitable, having joined the firm in February 1989.  Prior to that date, Mr. Pirtle was a general partner of J.C. Bradford & Co.

Keith M. Thompson              Mr. Thompson, 56, has been the President and Chief Executive Officer of
                               Republic Automotive Parts, Inc., a distributor of automotive parts and supplies since 1986.  Mr. Thompson is also a director of Acklands Limited, a Canadian automotive parts and industrial supplies distributor.

Christopher H. Williams*       Mr. Williams, 34, co-founded Harris Williams & Co. ("Harris Williams") in 1991 and has served as co-chairman of Harris Williams since the Company's acquisition of the firm in August 1996.  From 1987 to 1991, Mr. Williams served as Vice President of Bowles Hollowell & Conner.  Mr. Williams holds a Master of
                               Business Administration from Harvard Graduate School of Business
                               Administration and a Bachelor of Arts degree in Business Administration from
                               Washington and Lee University.

L. Edward Wilson, P.E.         Mr. Wilson, 52, is president of Sirrom Resource Texas, Inc. ("SRF"), the general
       1993                    partner of Sirrom Resource Funding, L.P., a privately owned partnership that provides capital to environmental service firms and that is controlled by Sirrom
                               Partners, L.P., a limited partnership owned by Dr. Morris and his family. Prior to joining SRF, Mr. Wilson served as president and chief executive Officer of OSCO, Inc., a Nashville-based environmental services company. Prior to that, Mr. Wilson served as executive vice president of ERC Environmental & Energy Services, Inc.
                               ("ERC"), where he was in charge of all eastern regional operations of this publicly-traded environmental services company. He joined ERC after it acquired the EDGe Group, a company he founded in 1982.

--------------------------------

* "Interested Person" as defined in Section 2(a)(19) of the Investment Company Act of 1940.

     The Board of Directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. Certain directors also devote their time and attention to the Board's principal standing committees. The committees, their primary functions, and memberships are as follows:

     Audit Committee -- This committee makes recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports and financial controls of the Company, and reviews the Company's loan underwriting procedures and asset valuation procedure. Members of the Audit Committee are E. Townes Duncan, Edward J. Mathias and Robert A. McCabe, Jr.

     Compensation Committee -- This committee has the responsibility for reviewing and approving the salaries, bonuses, and other compensation and benefits of executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of management, and administering the Company's Amended and Restated 1994 Stock Option Plan (the "1994 Employee Plan") and the 1996 Employee Plan. Members of the Compensation Committee are William D. Eberle, Raymond H. Pirtle, Jr. and L. Edward Wilson.

The Board of Directors does not have a standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, a nominating committee appointed by the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations made by shareholders must be made by written notice (setting forth the information required by the Company's Bylaws) received by the Secretary of the Company at least 120 days in advance of an annual meeting or within 10 days of the date on which notice of a special meeting for the election of directors is first given to shareholders.

     The Board of Directors held three formal meetings during fiscal 1996. The Compensation Committee held no formal meetings during fiscal 1996 and the Audit Committee held three meetings during fiscal 1996. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     During 1996, each non-employee director received a fee of $1,000 for each meeting of the Board of Directors of the Company or each separate committee meeting attended. On January 11, 1996, the Company received an exemptive order from the Securities and Exchange Commission approving the 1995 Stock Option Plan for Non-Employee Directors (the "Director Plan") and the issuance of shares thereunder that was also approved by the shareholders at the Annual Meeting of Shareholders held April 19, 1996. Pursuant to the Director Plan, options to acquire 84,000 shares of Common Stock were automatically granted to the Company's non-employee directors (excluding John A. Morris, Jr., M.D., who is not eligible to participate under the Director Plan.) Messrs. Pirtle and Wilson each received an option to purchase 18,000 shares of Company's Common Stock at an exercise price of $24.25, the current market value of the Company's Common Stock on the date of grant. Messrs. Duncan, Eberle, Mathias and McCabe each received an option to purchase 12,000 shares of the Company's Common Stock at an exercise price of $24.25, the current market value of the Company's Common Stock on the date of grant. Upon the initial election/appointment of a future non-employee director (including Mr. Thompson), an option to acquire 6,000 shares of the Company's Common Stock at an exercise price equal to the current market value of the Company's Common Stock on the date of grant will be issued to such director.

       The following table sets forth certain details of compensation paid to directors during 1996, as well as to each of the Company's five most highly compensated executive officers. As of January 1, 1997, the Company established a 401K plan that does not provide for matching contributions by the Company.

                              COMPENSATION TABLE

                                                                                                         Long-Term
                                                                                                       Compensation
                                                                   Aggregate                  --------------------------------
NAME AND POSITION                                        Compensation from the Company        Securities Underlying Options(#)
-----------------------------------------------          -----------------------------        --------------------------------
                                                          SALARY             BONUS
George M. Miller, II, President and Chief                $229,883          $225,000(1)                    281,081
Executive Officer

David M. Resha, Chief Operating Officer                  $150,293          $100,000(1)                      ---

Carl W. Stratton, Chief Financial Officer                $ 91,586          $100,000(1)                     75,000

H. Hiter Harris, III, Co-Chairman of Harris              $100,000(2)            ---                          ---
Williams

Christopher H. Williams, III, Co-Chairman of             $100,000(2)            ---                          ---
Harris Williams
                                                                 DIRECTOR FEES
                                                                 -------------
E. Townes Duncan, Director                                          $ 2,000                                12,000

William D. Eberle, Director                                           3,000                                12,000

Robert A. McCabe, Jr., Director                                       3,000                                12,000

Edward J. Mathias, Director                                           2,000                                12,000

John A. Morris, Jr., Director                                         3,000                                  ---

Raymond H. Pirtle, Jr., Director                                      3,000                                18,000

                                                                 DIRECTOR FEES
                                                                 -------------
L. Edward Wilson, Director                                            3,000                                18,000

----------------------------
(1)  These amounts represent 1996 bonuses paid on January 2, 1997.
(2) These amounts do not include $22,500 contributed by Harris Williams to each of Messrs. Harris' and Williams' SEP/IRA account pursuant to the terms of the Harris Williams SEP/IRA Plan.

                       OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table summarizes certain information regarding stock options granted to the Compensated Persons during fiscal 1996. No stock appreciation rights ("SARs") have been granted by the Company.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                                                                          ASSUMED ANNUAL RATES OF
                                                                                                      STOCK PRICE APPRECIATION FOR
                                                           INDIVIDUAL GRANTS                                   OPTION TERM(1)
                        ----------------------------------------------------------------------------  ----------------------------
                        Number of Securities      % of Total Options       Exercise or
                         Underlying Options    Granted to Employees in    Base Price      Expiration
Name                        Granted (#)              Fiscal Year            ($/sh)           Date           5%($)         10%($)
----                    --------------------   -----------------------    -----------     ----------        -----         ------
George M. Miller, II         56,966 (2)                 7.4%                 $18.63         2/1/06        $ 667,252    $ 1,690,948
                            224,115 (3)                29.3                   30.00        10/1/06        4,228,342     10,715,448
David M. Resha                  ---                     ---                    ---             ---              ---            ---
Carl W. Stratton             50,000 (4)                 6.6                   23.25         4/1/06          731,090      1,852,726
                             25,000 (4)(5)              3.3                   31.75        10/8/06          499,185      1,265,033
H. Hiter Harris, III            ---                     ---                    ---             ---              ---            ---
Christopher H. Williams         ---                     ---                    ---             ---              ---            ---

-----------------


(1) Potential realizable value is calculated from a base stock price equal to the relevant exercise price of the options.
(2) This option vests as to 25% of the shares on August 1, 1997, as to an additional 25% of the shares on August 1, 1997 and as to the remaining 50% of the shares on August 1, 1999. If there is a change in control (as defined in the 1994 Employee Plan) any stock options which are not then exercisable become fully exercisable and vested.
(3) The grant of this option is subject to the approval of the shareholders of the Company at the Annual Meeting of an increase in the number of shares available under the 1996 Employee Plan. This option vests as to 20% of the shares each year beginning on October 1, 1997. If there is a change in control (as defined in the 1996 Employee Plan) any stock options which are not then exercisable become fully exercisable and vested.
(4) These options vest as to 20% of the shares each year beginning April 8, 1997. If there is a change in control (as defined in the 1996 Employee
     Plan) any stock options which are not then exercisable become fully exercisable and vested.
(5) The grant of this option is subject to the approval of the shareholders of the Company at the Annual Meeting of an increase in the number of shares available under the 1996 Employee Plan.

                              CERTAIN TRANSACTIONS

     Raymond H. Pirtle, Jr., is a director and shareholder of the Company, is a managing director and a member of the board of directors of Equitable. Equitable was one of the underwriters of the Company's initial public offering in February 1996 and second public offering in August 1996. Equitable also acted as broker in two transactions involving the sale of publicly traded stocks held in the Company's portfolio.

     The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey"), one of the Company's underwriters, was engaged by the Company as its exclusive placing agent in connection with the obtaining and placement of the ING Credit Facility. Robinson-Humphrey has received a fee equal to 0.5% of the aggregate debt commitment. In addition, Sirrom agreed to indemnify Robinson-Humphrey with respect to certain matters.

     Sirrom, Ltd., a family-owned limited partnership, owned 20% of Harris Williams that it purchased in 1994 for $500,000. The general partner of Sirrom, Ltd. is All Scarlet, Inc., a corporation owned equally by John A. Morris, Jr., M.D., Chairman of the Company, and Alfred H. Morris, the brother of Dr. Morris. Sirrom, Ltd. received 170,706 shares of the Company's stock as part of the acquisition of Harris Williams.

     Prior to the conversion of the Company from a limited partnership to a corporation, employees of the Company including Peter T. Socha, an executive officer of the Company until December 31, 1996, were granted ownership interests in the Company. In connection therewith, each such employee executed a promissory note for the purchase price of such interest that bears interest at 7.25% per annum, payable annually, matures November 1, 2001, and is secured by a pledge of the Common Stock owned by each such employee. As of the date hereof, the outstanding principal balance of Mr. Socha's promissory note was $90,587.18.

                   PROPOSAL 2: APPROVAL OF AMENDMENT NO. 1 TO
                             THE 1996 EMPLOYEE PLAN

     The Company's 1996 Employee Plan was originally adopted on February 1, 1996. The 1996 Employee Plan initially authorized for issuance 390,000 shares of the Company's Common Stock.

     The Compensation Committee (the "Committee"), which consists entirely of directors who are not employees of the Company, reviewed the Company's stock-based incentive compensation plan and concluded that the number of shares authorized under the 1996 Plan was insufficient to provide flexibility with respect to stock-based compensation, or to establish appropriate long-term incentives to achieve Company objectives. The Committee and the Board believe that stock-based incentive compensation, particularly through the award of stock options is a key element of officer and key employee compensation. Stock-based compensation advances the interests of the Company by encouraging and providing for the acquisition of equity interests in the Company by officers and key employees, thereby providing substantial motivation for superior performance and more fully aligning their interests with shareholders. In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to implement long range goals and expansion plans through stock-based compensation strategies which will attract and retain those employees who are important to the long term success of the Company, the Board proposed the adoption, effective as of September 16, 1996 and subject to shareholder approval, of an amendment of the 1996 Employee Plan to increase the number of shares of Common Stock authorized for issuance under the 1996 Employee Plan by 750,000 shares, or 4.9% of the 15,038,813 shares of Common Stock outstanding on February 14, 1997. The Committee and Board of Directors believe that the approval of this amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified employees through the use of stock incentives.

SUMMARY OF MATERIAL PROVISIONS OF THE 1996 EMPLOYEE PLAN

     The following is a summary of the material provisions of the 1996 Employee Plan.

     Shares. The Amendment provides that the 1996 Employee Plan be amended to provide a total of 1,140,000 shares of the Company's Common Stock reserved and available. Options for the purchase of 834,547 shares are outstanding, of which options to purchase 444,547 shares are subject to shareholder approval of the Amendment. Shares awarded under the 1996 Employee Plan may consist, in whole or in part, of any combination of authorized and unissued shares of Common Stock or treasury shares. If shares subject to an option under the 1996 Employee Plan cease to be subject to such option, or if shares awarded under the 1996 Employee Plan are forfeited, or otherwise terminate without a payment being made to the participant in the form of Common Stock and without the payment of any dividends thereon, such shares will again be available for future distribution under the 1996 Employee Plan.

     Participation. Awards may be made to key employees and officers of the Company and its subsidiaries. The number of officers and other key employees currently eligible for awards pursuant to the 1996 Employee Plan is approximately forty-three.

     Administration. The 1996 Employee Plan is administered by a Committee of no less than two disinterested individuals appointed by the Board of Directors, which Committee is currently the Compensation Committee.

     Terms of Options. The Committee has the authority to grant stock options under the 1996 Employee Plan. Incentive stock options ("ISO") and non-qualified stock options may be granted for such number of shares of Common Stock as the Committee determines, but subject to the per person limitation on awards. A stock option will be exercisable at such times and subject to such terms and conditions as the Committee will determine and over a term to be determined by the Committee, which term will be no more than ten years after the date of grant. The option price for any ISO will not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of the Common Stock as of the date of grant. Shares purchased upon exercise of options, in whole or in part, must be paid for in cash or by means of unrestricted shares of Common Stock or any combination thereof. The Board of Directors may, however, in its discretion and at the grantee's request, cause the Company to lend to the grantee up to an amount equal to the exercise price of the option or portion thereon then sought to be exercised. No such loan may have a term of more than ten years, must be fully secured at all times by collateral that may include securities issued by the Company, and must bear interest at a rate at least equal to the higher of the then applicable federal rate under the Internal Revenue Code (the "Code") or the then prevailing rate applicable to 90-day U.S. Treasury bills.

     Under the current 1996 Employee Plan, no option is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by such optionee. Recent changes in federal income tax laws permit the transferability of options to family members (or trusts established for the benefit of family members), which provide the potential for estate and gift tax savings. Under the proposed Amendment to the 1996 Employee Plan, the Compensation Committee would be provided the discretion to permit the transfer of options to take advantage of these developments.

     The expiration date of an option will be determined by the Committee at the time of the grant, but in no event will an option be exercisable after the expiration of 10 years from the date of grant. An option may be exercised at any time or from time to time or only after a period of time or in installments, as the Committee determines; provided, however, options granted to officers of the Company shall not be exercisable until after the expiration of a period of at least six months following the date of grant. Upon termination of an option holder's employment for Cause (as defined in the 1996 Employee Plan), such employee's stock options will terminate. If employment is involuntarily terminated without Cause, stock options will be exercisable, to the extent already exercisable, for three months following termination or until the end of the option period, whichever is shorter. On the employee's retirement, stock options will be exercisable, to the extent already exercisable, within the lesser of the remainder of the option period or three months from the date of retirement. Upon death or disability of an employee, stock options will be exercisable, to the extent already exercisable, by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death or disability.

     Change in Control Provisions. In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, a merger or share exchange in which the Company is not the surviving corporation, other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged or such other corporate reorganization as may be described by the Committee, any outstanding options under the 1996 Employee Plan shall be immediately fully exercisable by an optionee.

     Amendment. The 1996 Employee Plan may be amended by the Board of Directors, except that the Board of Directors may not, without the approval of the Company's shareholders, increase the total number of shares reserved for the purposes of the 1996 Employee Plan, materially increase the benefits accruing to participants under the 1996 Employee Plan, or materially modify the requirements as to eligibility for participation in the 1996 Employee Plan.

     Adjustment. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other changes in the Company's structure affecting the Common Stock, appropriate adjustments will be made by the Committee, in its sole discretion, in the number of shares reserved under the 1996 Employee Plan and in the number of shares covered by options and other awards then outstanding under the 1996 Employee Plan and, where applicable, the exercise price for awards under the 1996 Employee Plan.

       Federal Income Tax Aspects with Respect to Stock Options. The following is a brief summary of the Federal income tax aspects of stock options granted under the 1996 Employee Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        1 . ISOs. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (i) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (ii) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

         If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (ii) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

         Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

         2 . Non-qualified Stock Options. With respect to non-qualified stock options: (i) no income is realized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

1996 EMPLOYEE PLAN BENEFITS

     The table below sets forth benefits to be received by the persons listed therein in the event the Amendment increasing the number of shares available for grant is approved by the shareholders.


                                                        NUMBER OF SHARES          EXERCISE PRICE              VALUE OF
NAME AND POSITION                                      SUBJECT TO OPTION            PER SHARE                 OPTIONS
--------------------------------------------           -----------------          --------------             ----------
George M. Miller, II,                                       224,115                    $30                   $1,568,805
President and Chief Executive Officer
David M. Resha,                                               ---                      ---                          ---
Chief Operating Officer
Carl W. Stratton,                                            25,000                   31 3/4                    131,250
Chief Financial Officer
Executive Officers, as a group (4 persons)                  249,115                 30 - 31 3/4               1,700,055


                                                        NUMBER OF SHARES          EXERCISE PRICE              VALUE OF
NAME AND POSITION                                      SUBJECT TO OPTION            PER SHARE                 OPTIONS
--------------------------------------------           -----------------          --------------             ----------

Non-executive officer/employees, as a group                 201,500               26 1/3 - 35 3/4               698,960
(11 persons)
All non-executive officer directors, as a group               N/A                      N/A                          N/A

--------------------------------------
(1) For purposes of this table, the value of each option equals the number of shares issuable pursuant to such option multiplied by the amount, if any, that the closing market price of a share of Common Stock on February 14, 1997 ($37) exceeds the option's exercise price. None of these options is presently exercisable, except options with respect to 11,000 shares.

CONCLUSION AND RECOMMENDATION

     The Board of Directors believes it is in the best interests of the Company and its shareholders to adopt Amendment No. 1 to the 1996 Employee Plan which increases the number of shares available for grant thereunder, to help attract and retain key persons of outstanding competence and to further align their interests with those of the Company's shareholders.

     A majority of the votes of all shares present, represented and entitled to vote is necessary for approval of this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT NO. 1 TO THE 1996 EMPLOYEE PLAN.

                PROPOSAL 3: RATIFICATION OF SELECTION OF AUDITORS

     Arthur Andersen LLP has served as independent public accountants for the Company since 1993 and has been selected to serve in such capacity for the year ending December 31, 1997, by all of those members of the Board of Directors who are not "interested persons" of the Company, as defined in the Investment Company Act of 1940. This selection is subject to ratification or rejection by the shareholders of the Company. Arthur Andersen LLP has no financial interest in the Company. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO THE COMPANY.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission, The Nasdaq National Market and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers, directors and greater than 10% beneficial owners, the Company believes that during fiscal 1996 all Section 16(a) filing requirements applicable to its executive officers, directors and stockholders were timely satisfied, except one transaction by Dr. Morris that was corrected by a timely filing of a Form 5.

                            PROPOSALS OF SHAREHOLDERS

     Any proposal intended to be presented for action at the 1998 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than November 5, 1997 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 1998 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the

Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by the Securities and Exchange Commission in effect at that time.

                            METHOD OF COUNTING VOTES

     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and "non-votes" will be counted as present only for purposes of determining a quorum. Abstentions are treated as votes against the proposals presented to the shareholders other than the election of directors. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election. A "non-vote" occurs when a nominee holding shares on behalf of a beneficial owner votes on one proposal but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                         FINANCIAL STATEMENTS AVAILABLE

     A copy of the Company's 1997 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

     UPON WRITTEN REQUEST TO MARIA-LISA CALDWELL, SECRETARY, SIRROM CAPITAL CORPORATION, 500 CHURCH STREET, SUITE 200, NASHVILLE, TENNESSEE 37219, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K.

                                           BY ORDER OF THE BOARD OF DIRECTORS,


                                           Maria-Lisa Caldwell
                                           Secretary

March 5, 1997

                              AMENDMENT NO. 1 TO
                       1996 INCENTIVE STOCK OPTION PLAN

        WHEREAS, the Board of Directors of Sirrom Capital Corporation has approved certain amendments to the 1996 Incentive Stock Option Plan ("Plan"), pursuant to resolutions of the Board of Directors approved as of February 28, 1997; and

        WHEREAS, this Amendment No. 1 shall serve to evidence such amendments.

        1. The first sentence of Section 3(a) of the Plan shall be modified to read in its entirety as follows:

            "(a) Shares of Common Stock Reserved Under the Plan. The aggregate number of shares reserved and available for distribution under the Plan shall be 1,140,000 shares."

        2. Section 5(b)(vi) of the Plan shall be amended to include the following sentence at the end thereof:

            "Notwithstanding the foregoing, the Committee shall have the authority to permit transfer of options to family members or trusts established for the benefit of family members in accordance with federal income tax laws."

                                                                      Appendix A
                                     PROXY
                           SIRROM CAPITAL CORPORATION

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF SIRROM CAPITAL CORPORATION (THE "COMPANY") TO BE HELD ON APRIL 4, 1997.

   The undersigned hereby appoints George M. Miller, II, and Carl W. Stratton, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of the Company to be held at The Hermitage Suite Hotel, 231 6th Avenue, Nashville, Tennessee, on Friday, April 4, 1997, at 8:00 a.m., local time, and any adjournment thereof.

(1)  Election of Directors:
     [ ]   FOR all of the following director nominees (except as
           indicated to the contrary below):
           E. Townes Duncan     William D. Eberle              Edward J. Mathias    Robert A. McCabe, Jr.     George M. Miller, II
           John A. Morris, Jr.  Raymond A. Pirtle, Jr.         Keith M. Thompson    Christopher H. Williams   L. Edward Wilson

           AGAINST the following nominees (please print name or names):
                                                                         ----------------------------------------------------------
           WITHHOLD AUTHORITY (ABSTAIN) to vote for the following nominees (please print name or names):
                                                                                                        ---------------------------
     [ ]   AGAINST all nominees.                                  [ ] WITHHOLD AUTHORITY (ABSTAIN) to vote for all nominees.

(2)  Approval of Amendment No. 1 to the Company's 1996 Incentive Stock Option Plan (the "1996 Plan"):
                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

(3)  Ratification of appointment of accountants:
                [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

(4)  In their discretion on any matter that may properly come before said meeting or any adjournment thereof.

                               (PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.)


   Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted FOR the election of all ten nominees, FOR the approval of Amendment No. 1 to the 1996 Plan, and FOR the ratification of accountants.

                                                 PLEASE SIGN HERE AND RETURN
                                                 PROMPTLY

                                                 -------------------------------

                                                 -------------------------------

                                                 Date:                    , 1997
                                                      --------------------
                                                 Please sign exactly as your
                                                 name appears on your stock
                                                 certificate. If registered in
                                                 the names of two or more
                                                 persons, each should sign.
                                                 Executors, administrators,
                                                 trustees, guardians, attorneys,
                                                 and corporate officers should
                                                 show their full titles.

          ------------------------------------------------------------
 If you have changed your address, please PRINT your new address on this line.